D-Wave to Ring the Nasdaq Opening Bell on July 27, 2026 to Mark Its Listing Debut on the Nasdaq
PALO ALTO, Calif. — July 24, 2026 — D-Wave Quantum Inc., the only dual-platform quantum computing company providing both annealing and gate-model systems, software and services, today announced that D-Wave’s CEO, Dr. Alan Baratz, and its management team, will ring the Nasdaq Opening Bell on July 27, 2026, marking the company’s listing debut on the exchange following the voluntary transfer of its common stock listing.
The occasion celebrates D-Wave’s leadership in transforming quantum computing into commercial technology with real-world impact. D-Wave is helping enterprise and government customers realize value today through production-grade annealing quantum computing systems, and advancing a complementary gate-model program designed to provide an efficient and achievable path to fault-tolerant quantum computing.
“The quantum market is beginning to separate proof from promise, and we believe that D-Wave stands apart,” said Dr. Alan Baratz, CEO of D-Wave. “We have commercial technology delivering measurable customer value now and a differentiated gate-model roadmap that positions us to address the full quantum computing market. Our move to Nasdaq, the leading exchange for technology companies, begins a new chapter as we accelerate our commercial momentum and enter our next phase of growth.”
The Opening Bell ceremony will take place at the Nasdaq MarketSite in Times Square and will be broadcast live beginning at 9:15 a.m. ET on Nasdaq's website https://www.nasdaq.com/marketsite/bell-ringing-ceremony.
About D-Wave Quantum Inc.
D-Wave is a leader in the development and delivery of quantum computing systems, software, and services. It is the world’s first commercial supplier of quantum computers, and the first and only to offer dual-platform quantum computing products and services, spanning both annealing and gate-model quantum computing technologies. D-Wave’s mission is to help customers realize the value of quantum today through enterprise-grade systems available on-premises and via its Leap™ quantum cloud service, which offers 99.9% availability and uptime. More than 100 organizations across commercial, government and research sectors trust D-Wave to address complex computational challenges using quantum computing. Learn more about realizing the value of quantum computing today and how D-Wave is shaping the quantum-driven industrial and societal advancements of tomorrow: www.dwavequantum.com.
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Investor Contact:
Kevin Hunt
ir@dwavesys.com
Media Contact:
Alex Daigle
media@dwavesys.com